Exhibit 99.2

Filed by Third Point Reinsurance Ltd.
pursuant to Rule 425 under the Securities Act of 1933
and deemed filed under Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Sirius International Insurance Group Ltd.
Commission File No.: 001-38731
Date: August 6, 2020

On August 6, 2020, Third Point Reinsurance Ltd. (the “Company”) issued the following communication to its employees and the employees of Sirius International Insurance Group, Ltd. (“Sirius”) in connection with the proposed business combination of the Company and Sirius, first announced August 6, 2020.

August 6, 2020

Third Point Re and Sirius Group to Combine, Forming SiriusPoint

Broker/Client Talking Points

General: This document is for internal use only by Third Point Re and Sirius Group employees in discussions with clients and brokers. No employee of either company should speak with anyone from the media. Any media inquiries should be referred to either Lynda.caravello@siriusgroup.com or mark.semer@kekstcnc.com.

Key Takeaway: We are very excited about the announced merger transaction between Sirius and TPRE. We view this transaction as a true win-win scenario for both parties, as it addresses the overhang issues both organizations have had to recently deal with (for Sirius, its majority ownership issues and, for TPRE, the categorization as a hedge fund reinsurer). For our partners, brokers and clients, who have been extremely supportive and loyal during a challenging period for both organizations, we expect this to be a positive outcome that creates a combined company that is stronger than the sum of the parts. We expect the combined company to be able to offer our partners, brokers and clients with access to a stronger balance sheet, increased capacity, increased product offerings and access to the combined strengths and talents of both companies.

•You have probably heard the exciting news that Third Point Re and Sirius Group are combining to form SiriusPoint: a combined insurance and reinsurance company with a global platform, structure and significant capitalization positioned for growth and long term success.
•The management teams of both companies are energized, fully supportive of the combination and look forward to working with Sid Sankaran as the CEO of SiriusPoint.
•Sid brings outstanding leadership and expertise to lead the transformation of the combined business given his prior roles as CFO and Chief Risk Officer at AIG and CFO at Oscar Health.
•The senior management teams of both Sirius and Third Point Re have spent significant time with Sid and share his vision and enthusiasm for the combined company.
•This development builds on important work that both companies have recently undertaken to build the value of their respective businesses:
•Over the last 18 months, Third Point Re has taken actions to strengthen its reinsurance operations and enter lines of business with higher-risk adjusted returns to achieve underwriting profitability, de-risking its asset side as it took on more underwriting risk.

•In March of 2020, Sirius Group expanded its strategic review and launched a formal sales process to sell the company.
•We view this transaction as a win-win for everyone involved: the shared strategic vision of Third Point Re and Sirius Group is expected to leverage the strengths of both companies for the benefit of our clients, brokers, shareholders and employees.
•We anticipate that the combined company will have in excess of $3.3 billion of capital and pro forma gross written premium in excess of $2.4 billion.
•Importantly, SiriusPoint will be built on the deep commitment to superior underwriting and a management team with a rich underwriting heritage.
•The global platform includes reinsurance and insurance licensing and product expertise in most, if not all, geographies in addition to two owned and vertically integrated Managing General Underwriters (MGUs) in the accident and health sector.
•There are several reasons we are excited about this transaction, and we hope that you will share our enthusiasm:
◦SiriusPoint will have deep underwriting roots and a strengthened global presence, with expanded capabilities and distribution in London, Bermuda, and the United States given the combination of the existing Sirius platform with Third Point Re’s team of 35 people, primarily located in Bermuda and the United States.
◦Most of the senior management of the two companies are industry veterans who have known each other for many years and have pre-existing strong business relationships.
◦There is minimal overlap in our books of business and together we expect to have superior product capabilities and relationships in accident and health (A&H), property, liability, and specialty lines, with offices in key U.S., European, Lloyd’s and Bermuda markets.
◦We expect that SiriusPoint will have a larger balance sheet, stronger capitalization, and financial flexibility, with strong capital ratios at close that are expected to improve over time.
◦We expect to have greater access to capital markets to support growth, with a diversified investor base.
•We have discussed our plans in connection with the transaction with the rating agencies and have received positive feedback that this transformation is expected to have positive credit implications for SiriusPoint.
•The transaction also presents an opportunity to address fundamental overhangs with respect to each party:
◦Third Point Re will address its captive “hedge fund re” perception.
◦Sirius Group will address its concentrated ownership situation.
•In each respect, we have established important, newly imagined relationships and both parties are fully supportive of the transaction and SiriusPoint’s future:
◦We are working to have a reconstituted partnership with Third Point LLC, which will continue to manage investments in specialty asset classes and work with us on tailored asset-liability strategies. Under the new arrangement envisioned, SiriusPoint’s traditional investments – which will comprise the vast majority of its portfolio – would be outsourced to a diversified range of third-party asset managers.
◦Sirius Group’s current majority shareholder, CMIG, assuming all other shareholders elect option 2is estimated to own approximately 36% assuming pro forma basic shares outstanding or 39% on a fully diluted basis when the transaction closes, and CMIG has agreed to a 9.9% voting cap.
•Until the transaction closes (anticipated in the first quarter of 2021), we will remain separate companies and our teams will continue to operate separately. However, we expect the combination to be a smooth process under Sid’s leadership as he intends to develop an integration plan that includes senior collaborative representation from both companies.

•After closing, you should expect full continuity of your relationships; however, we expect to be able to provide you with access to a broader and more diverse product offering, with greater capacity and opportunities to grow along with us.
•You can expect to see significant collaboration and coordination between our teams as we strive to provide you with the best possible solutions and service, tailored to your specific needs and concerns.
•We will share updates about the structure of SiriusPoint as decisions are made, but you should expect minimal change in how we currently operate. The goal is to leverage the combined platform, strengths and relationships of both companies. Our focus will remain on our clients and brokers.
•We are truly grateful for your past support, loyalty and collaboration and look forward to a mutually beneficial expansion of our relationship in the coming years as we build SiriusPoint.

SiriusPoint Highlights

Focus	SiriusPoint
Diversified Ownership and Independent Governance	•Independent Board of Directors •CMIH voting capped at 9.9% •Restructured investment advisor relationship
Business History	•Leverage global presence and long-standing relationships with clients and brokers •Sirius 75-year history – roots dating back to 1945 •Increased depth of experienced management team
Financial Flexibility
•Publicly-traded company with a diversified investor base and meaningful public float
•Greater access to capital markets to support growth
•Combined entity will be backed by a strong balance sheet with combined total capital in excess of $3.3 billion

Strong Capitalization	•AAA level capitalization •A top tier company in terms of capital and pro-forma premium written
Underwriting
•Robust platform including reinsurance, insurance and vertically integrated A&H MGU’s
•Very experienced professionals, transparent, creative and service-oriented staff with lead market capabilities in most products

Investment Management	•Diversified investment management approach •Leverage TP LLC capabilities to enhance return within SiriusPoint’s regulatory, capital and risk frameworks
Relevance with Key Constituents
•Global re(insurance) company that brings meaningful capacity and product capabilities for clients and strong risk management, compliance & capital
•Responsive to the concerns expressed by rating agencies around governance, business profile, operating performance and investment volatility

Experience	•Over 1000 employees located around the globe •Experienced underwriters serving their local branch networks in key markets

Forward-Looking Statements
Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between Third Point Re and Sirius Group, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Third Point Re and Sirius Group and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that Sirius Group shareholders may not adopt the merger agreement or that Third Point Re shareholders may not approve the stock issuance, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner, and (5) the risk that SiriusPoint may not achieve the expected benefits of the transaction. Discussions of additional risks and uncertainties are contained in Third Point Re’s and Sirius Group’s filings with the Securities and Exchange Commission. Neither Third Point Re nor Sirius Group is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.
Where to Find Additional Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Third Point Re and Sirius Group. In connection with the proposed merger, Third Point Re and Sirius Group intend to file a joint proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Third Point Re and Sirius Group with the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus, once available, and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by Third Point Re will be made available free of charge on Third Point Re’s investor relations website at https://www.thirdpointre.com/investors/. Free copies of documents filed with the SEC by Sirius Group will be made available free of charge on Sirius Group’s investor relations website at https://ir.siriusgroup.com/.
Participants in the Solicitation
Third Point Re and its directors and executive officers, and Sirius Group and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from their respective shareholders in respect of the proposed merger. Information about the directors and executive officers of Third Point Re is set forth in its Annual Proxy Statement, which was filed with the SEC on April 27, 2020. Information about the directors and executive officers of Sirius Group is set forth in its Annual Report on Form 10-K, which was filed with the SEC on April 21, 2020. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.
No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.